UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2010, Ms. Wei Li resigned from her position as our Vice President and Chief Financial Officer. Ms. Li’s resignation was not related to any disagreement or dispute with the Company.

Effective August 16, 2010, Mr. Michael Wu was appointed as our Chief Financial Officer to replace Ms. Li.

Mr. Wu is 42 years old. Prior to joining the Company, Mr. Wu was the Chief Financial Officer of iSoftStone Information Technology (Group) Co., Ltd. From May of 2006 to March of 2008, Mr. Wu was Vice President of Finance of HuaWei Technologies, where he was responsible for corporate investment, treasury and taxation, planning and reporting, and worldwide financial operations. From 1999 to 2005, Mr. Wu served as the Chief Financial Officer of Lucent Technologies China, where he was responsible for managing finance, accounting, contract management and information systems for mainland China, Hong Kong and Taiwan. Mr. Wu holds a Master of Business Administration from the City University, Seattle, Washington and is an accounting graduate from the University of International Business and Economics.

In connection with Mr. Wu’s appointment, he will be entitled to an annual base salary of approximately $191,656 and will be eligible for an annual bonus. The actual amount of the bonus will depend upon the achievement of his annual performance objectives. Mr. Wu will also be entitled to a housing allowance, which will be equal to approximately $14,742, an annual $11,794 tuition allowance for his children’s education, and an annual home visit allowance.

Mr. Wu has been granted 30,000 Restricted Stock Units (“RSUs”) and 20,000 Performance Stock Units (“PSUs”) under the Company’s 2008 Stock Incentive Plan (the “Plan”). The RSUs were granted on August 16, 2010, and vest in four installments of 25% each over a four year period. The terms of the PSUs will be determined by the Company’s Board of Directors in the future and will vest based on the achievement of certain performance thresholds.

A copy of the press release announcing the resignation of Wei Li and appointment of Michael Wu is attached as Exhibit 99.1 to this current report and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated August 16, 2010 entitled “AsiaInfo-Linkage Appoints New Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: August 16, 2010	By:	/S/ MICHAEL WU
	Name:	Michael Wu
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated August 16, 2010 entitled “AsiaInfo-Linkage Appoints New Chief Financial Officer.”